Exhibit 32.1

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of The Sagemark Companies Ltd., a New York corporation (the “Company”), on Form 10-Q for the quarter ended March 31, 2008, as filed with the Securities and Exchange Commission (the “Report”), George W. Mahoney, Chief Executive Officer and Chief Financial Officer of the Company, does hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

May 19, 2008

/S/ GEORGE W. MAHONEY
George W. Mahoney, Chief Executive Officer
and Chief Financial Officer

[A signed original of this written statement required by Section 906 has been provided to The Sagemark Companies Ltd. and will be retained by The Sagemark Companies Ltd. and furnished to the Securities and Exchange Commission or its staff upon request.]